                                                                   Exhibit D-6.2

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION


Pacific Gas and Electric Company        )       Project Nos. 2118, 2281,
             and                        )       2479, 2678, 2781, 2784,
          ETrans LLC                    )       4851, 5536, 5828, 7009,
                                        )       and 10821


            JOINT APPLICATION FOR APPROVAL OF TRANSFER OF LICENSES

          In accordance with Section 8 of the Federal Power Act ("FPA"),
16 U.S.C. (S) 801, Part 9 of the Commission's Regulations (18 C.F.R. (S)(S) 9.1 et seq.), and the form set forth in Part 131 of the Commission's Regulations (18 C.F.R. (S) 131.20), Pacific Gas and Electric Company (hereinafter referred to as "PG&E" or "Transferor"), licensee of the eleven transmission line only projects ("Projects") set forth in the caption hereof, and ETrans LLC (hereinafter referred to as "ETrans" or "Transferee"), hereby jointly and severally apply for written approval by the Commission of the transfer of the licenses for the Projects from Transferor to Transferee. The purpose of this application is to implement one part of a Plan of Reorganization for PG&E under the U.S. Bankruptcy Code.

                          THE PLAN OF REORGANIZATION
                          --------------------------

          PG&E is an operating public utility engaged principally in the business of providing electric generation and electric and natural gas distribution and transmission services throughout most of Northern and Central California. On April 6, 2001, PG&E filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California. PG&E's goal was to halt the deterioration of its financial position, restore the company to financial health, and continue supplying electricity and gas in the normal course of business. A Chapter 11 case was commenced, and on September 20, 2001, PG&E and PG&E Corporation (PG&E's sole common shareholder) filed with the Bankruptcy Court a comprehensive Plan of Reorganization ("Plan") and Disclosure Statement.

          The Chapter 11 Plan involves a complete restructuring of PG&E's businesses and operations. Through the restructuring, PG&E anticipates that the inherent value of the businesses resulting from the separation will provide necessary cash and increased debt capacity to enable it to repay creditors, restructure existing debt, and emerge from the Chapter 11 bankruptcy case. PG&E anticipates that the restructuring will create new businesses that will be financially sound going forward.

          Pursuant to the Plan, PG&E will disaggregate and restructure its current businesses and divide its operations and assets among four separate operating companies. PG&E will transfer certain assets to each of these entities. Specifically, the majority of the assets and liabilities associated with the current electric transmission business of PG&E, including the facilities covered by the transmission line only licenses issued to PG&E by the Commission, will be transferred to the newly-formed ETrans LLC ("ETrans"), the majority of the assets and liabilities associated with the current gas transmission business of PG&E will be transferred to the newly-formed GTrans LLC ("GTrans"), the majority of the assets and liabilities associated with the current generation business of PG&E will be transferred to the newly-formed Electric Generation LLC ("Gen") and its subsidiaries, and the majority of the assets and project-specific liabilities associated with the hydroelectric projects covered by licenses issued to PG&E by the Commission will be transferred to subsidiaries of Gen. In addition, pursuant to the Plan PG&E has created a separate corporation (Newco Energy Corporation or "Newco") to hold all of the membership interests of each of ETrans, GTrans and Gen. PG&E is the sole shareholder of Newco. Certain other assets of PG&E deemed not essential to operations will be sold or transferred to one or more special purpose entities under the Plan. After the assets are transferred to the newly-formed entities, PG&E will declare and pay a dividend of the outstanding common stock of Newco to PG&E Corporation ("Parent"), and each of ETrans, GTrans and Gen will thereafter be an indirect wholly-owned subsidiary of Parent, with Newco being a direct wholly-owned subsidiary of Parent.

          The assets not transferred or sold as described above will be retained by PG&E. PG&E, as a reorganized company, will continue to conduct local electric and gas distribution operations and associated customer services. Upon consummation of the disaggregation of PG&E's business as described above, Parent will declare a dividend and distribute all the common stock of PG&E it owns to its public shareholders, separating PG&E from Parent. Thereafter, PG&E will operate as a stand alone local electric and gas distribution business. Approximately 70 percent of the assets currently owned by PG&E will be retained by the reorganized PG&E.

          Transferee is a direct wholly-owned subsidiary of Newco. Following the completion of the restructuring described above, Newco will become a direct wholly-owned subsidiary of Parent.

          The Plan contemplates that the Projects will be transferred to Transferee and that most of the employees of PG&E that have been involved in the operation, maintenance, and support of PG&E's transmission facilities, including the Projects, will be transferred to or offered positions with Transferee, which, following the transfer, will be responsible for operating, maintaining, and managing these Projects. Under the Plan, Transferee will provide transmission services pursuant to tariffs approved by the Commission pursuant to Part II of the FPA.

          As indicated previously, PG&E anticipates that the restructuring that will occur with implementation of the Plan will result in the realization of the inherent value of PG&E's asset portfolio, provide for the payment of all allowed creditors' claims in full, allow PG&E to emerge from the Chapter 11 proceeding with a strong and sustainable business, and create businesses that will be financially sound going forward.

          Applications to implement certain other transactions proposed in the Plan have been or will be filed with the Nuclear Regulatory Commission and with the Securities and Exchange Commission. Applications to implement those transactions proposed in the Plan that are subject to regulation by the Commission under Parts II and III of the FPA and Section 7 of the Natural Gas Act are being filed with the Commission on even date.

                               LICENSE TRANSFERS
                               -----------------

          (1) The Projects for which license transfers are requested are listed in the table below:

------------------------------------------------------------------------------------------------------------------
         Project No.                      Name                  License Issuance        License Expiration Date
         -----------                      ----                  ----------------        -----------------------
------------------------------------------------------------------------------------------------------------------
             2118                Donnells-Standard City            12 FPC 852              December 31, 2004
                                                                February 26, 1953
------------------------------------------------------------------------------------------------------------------
             2281                   Woodleaf-Palermo               26 FPC 675                 July 1, 2010
                                                                November 1, 1961
------------------------------------------------------------------------------------------------------------------
             2479                    French Meadows                33 FPC 1308              February 28, 2013
                                                                  June 30, 1965
------------------------------------------------------------------------------------------------------------------
             2678              Narrows No. 2 - Smartville           42 FPC 12                April 30, 2016
                                                                  July 1, 1969
------------------------------------------------------------------------------------------------------------------
             2781                     New Melones               4 FERC(P) 61,321             August 31, 2028
                                                               September 18, 1978
------------------------------------------------------------------------------------------------------------------
             2784                       Rollins                 3 FERC(P) 61,041             April 30, 2013
                                                                 April 13, 1978
------------------------------------------------------------------------------------------------------------------
             4851                      Sly Creek                18 FERC(P) 62,207             July 31, 2002
                                                                February 12, 1982
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
             5536                 Pardee Tap No. 2 and           19 FERC(P) 62,423            March 31, 2031
                                        Camanche                   June 8, 1982
------------------------------------------------------------------------------------------------------------------
             5828                      Monticello                20 FERC(P) 62,341           December 31, 2031
                                                                  August 24, 1982
------------------------------------------------------------------------------------------------------------------
             7009                        Friant                  28 FERC(P) 62,175            August 31, 2032
                                                                  August 2, 1984
------------------------------------------------------------------------------------------------------------------
            10821                    Camp Far West               51 FERC(P) 62,052             June 30, 2021
                                                                  April 19, 1990                              C
------------------------------------------------------------------------------------------------------------------

          (2) Transferor and Transferee (collectively "Applicants") hereby jointly and severally apply for written approval by the Commission of the transfer of the licenses for the Projects from Transferor to Transferee and request that such approval be made effective as of the date the signed acceptance sheets and instruments of conveyance of properties under license are submitted to the Commission.

          (3)  In support thereof, Applicants show the Commission the following:

          (a) Transferee is a limited liability company created under the laws of the State of California. As such, Transferee is qualified under (S) 4(e) of the FPA, 16 U.S.C. (S) 797(e), to hold transmission line only licenses issued under Part I of the FPA. Certified copies of Transferee's Articles of Organization, Operating Agreement, and Certificate of Good Standing from California, where the Projects are all located, are submitted herewith as Exhibits 1, 2, and 3, respectively, and are by this reference made a part hereof as though set out in full.

          (b) Transferee has not previously been a Commission licensee. However, as discussed supra, most of the employees of PG&E that have been involved in the operation, maintenance, and support of PG&E's transmission facilities, including those facilities covered by the eleven transmission line only licenses addressed in this transfer application, will be transferred to or offered positions with Transferee. Thus, the same general group of employees that is currently responsible for operating, maintaining, and supporting the Projects and complying with license and Commission requirements with regard to them will continue to do so after Transferee becomes licensee of the Projects, and Transferee will possess the expertise to continue to operate, maintain, and manage the Projects.

          (c) Approval of the proposed transfer is clearly in the "public interest" under Section 9.3(a) of the Commission's Regulations (18 C.F.R. (S) 9.3(a)). Transfer of PG&E's transmission line only Projects to Transferee and implementation of the other elements of the Plan will ensure the continued existence of a financially viable company to operate, maintain, and manage these transmission line only Projects in full compliance with all license and Commission requirements.

          (4) Transferee will submit to the Commission certified copies of all instruments showing conveyance whereby title to the Projects' properties is conveyed to Transferee, upon the completion of such conveyance, if and when the Commission shall have given its approval to the license transfers proposed herein.

          (5) If and when the Commission shall have given its approval to the proposed transfers, and upon completion of the conveyance of the Projects' properties to the Transferee, the Transferor will deliver to the Transferee and the Transferee will accept and permanently retain all license instruments and all maps, plans, specifications, contracts, reports of engineers, accounts, books, records and all other papers and documents relating to the original Projects and to all additions thereto and betterments thereof.

          (6) Transferor certifies that, to the best of its knowledge, it has fully complied with the terms and conditions of the licenses for the Projects, as amended, and that it has fully satisfied and discharged all of its liabilities and obligations thereunder to the date hereof, and obligates itself to pay all annual charges accrued under the licenses to the date of transfer to the extent required by the Commission.

          (7) Contingent upon the final written approval of the Commission of the transfer of the licenses, the Transferee accepts all of the terms and conditions of said licenses, as amended, and the FPA, and agrees to be bound thereby to the same extent as though it were the original licensee thereunder.

          (8) The name, title, address, and telephone number of the persons to whom correspondence in regard to this application should be addressed are as follows:

          William J. Madden, Jr.            William V. Manheim, Esq.
          John A Whittaker, IV              Annette Faraglia, Esq.
          Winston & Strawn                  Law Department
          1400 L Street, N.W.               Pacific Gas and Electric Company
          Washington, DC 20005              P.O. Box 7442
          (202) 371-5700                    San Francisco, CA 94120-7442
                                            (415) 973-7145

          Terry A. Morford
          Director - Project Management
          Pacific Gas and Electric Company
          P.O. Box 770000, Mail Code H11K
          San Francisco, CA 94177
          (415) 973-1511

          The foregoing should be placed on the official service list to be compiled by the Commission's Secretary in this proceeding.

          (9) After the license transfers have become effective, correspondence and communications relating to the Projects should be directed to:

          Linda Y.H. Cheng
          Secretary
          ETrans LLC
          77 Beale Street, 32nd Floor
          San Francisco, CA 94105
          (415) 267-7017

          WHEREFORE, for the foregoing reasons, Applicants respectfully request Commission approval of the license transfers as described herein.

          IN WITNESS WHEREOF, the Transferor has caused its name to be hereunto signed by Gregory M. Rueger, its Senior Vice President - Generation and Chief Nuclear Officer, and its corporate seal to be hereunto affixed by Linda Y.H. Cheng, its Corporate Secretary or her aide, thereunto duly authorized; and the Transferee has caused its name to be hereunto signed by Linda Y.H. Cheng, its Secretary, thereunto duly authorized.

                                       PACIFIC GAS AND ELECTRIC COMPANY


Date:       11/19/2001                 By: /s/ Gregory M. Rueger
      -----------------------------        -------------------------------------
                                           Gregory M. Rueger
                                           Senior Vice President -
                                            Generation and Chief Nuclear Officer


                                       ETRANS LLC


Date:       11/19/01                   By: /s/ Linda Y.H. Cheng
      -----------------------------        -------------------------------------
                                           Linda Y.H. Cheng
                                           Secretary



Attest: /s/ [ILLEGIBLE]
        ---------------------------

Corporate SEAL